ASSET PURCHASE AGREEMENT

   THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into on this 19th day of December 1997, by and between VERMONT PURE HOLDINGS, LTD. ("VPH") a Delaware corporation with its principal place of business in Randolph, Vermont ("Buyer") and VERMONT COFFEE TIME, INC. ("VCT"), a Vermont corporation with its principal place of business at P.O. Box 876, 29A Avenue C, Williston, VT 05495 ("Seller").

                                    RECITALS

         WHEREAS, VPH is a company engaged in the bottling and sale of natural spring water with its manufacturing facility and principal place of business in Randolph Center, VT, and

         WHEREAS, VCT is a company, engaged in the business of selling and distributing coffee, water and related products, and renting cooler and dispenser equipment for home and office customers (the "Business"), with its principal place of business in Williston, VT, and

         WHEREAS, both parties desire to enter into agreements by which VPH shall purchase substantially all of the assets and assume certain of the liabilities of the Business.

         NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

                                    I. ASSETS

         A. Asset Purchase and Sale. Upon the terms and conditions of this Agreement, at the Closing (defined below), Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, substantially all of the property of Seller (except the Excluded Assets described below), wherever located, tangible and intangible, consisting of the following assets: coolers, coffee equipment, accounts receivable, vehicles, purchase orders, telephone number, customer lists, and goodwill (the "Assets"), but excluding personal items, mementos and an office chair ("Excluded Assets"), which shall remain the property of Seller.

         B. Liabilities. At the Closing, the Buyer shall assume by instrument of assumption reasonably satisfactory to Seller's counsel, and shall pay and discharge as they become due, all of the obligations and liabilities of Seller identified and described in Exhibit "A" attached hereto (the "Assumed Liabilities") and no others. Buyer shall defend, indemnify and hold harm-less Seller and its successors and assigns from any claim, cost, expense or liability arising from or pertaining to any of the Assumed Liabilities after the Closing.

         C. Bill of Sale. Title to the Assets will be conveyed to Buyer by Seller pursuant to a Bill of Sale, free and clear of all liens and encumbrances except those which secure any: of the Assumed Liabilities. The form of the Bill of Sale shall be approved by Buyer's counsel prior to Closing.

         D. Lease. At Closing, Seller shall assign to Buyer its right title and interest under the Lease Agreement, dated March 1, 1996 (the "Lease") between The Miller Group, as Lessor and the Seller, as Lessee, and Buyer will assume all obligations of Seller under the Lease.

                               II. PURCHASE PRICE

         In consideration of the transfer of the Assets, the Buyer will (I) assume all of the Assumed Liabilities in accordance with Section I.B of this Agreement, (ii) execute and deliver the Consulting Agreement in the form attached as Exhibit "B" attached hereto and pay the fees required thereby, and
(iii) pay to Seller the total purchase price (the "Purchase Price") of $1,431,564. The Purchase Price shall be paid as follows:

         A. Deposit. A $50,000 cash deposit (the "Deposit") shall be delivered in escrow to Seller's counsel, Dinse, Knapp & McAndrew, P.C., as escrow agent (the "Escrow Agent") upon the signing of this Agreement. The Deposit shall be held in escrow and applied to the Purchase Price at the Closing. Upon termination of this Agreement by Buyer for failure of any one or more of the conditions precedent to Buyer's obligations, or upon breach of this Agreement by Seller, the Deposit shall be delivered by the Escrow Agent to Buyer, and Buyer shall be entitled to retain the Deposit as agreed and liquidated damages. Upon termination of this Agreement by Seller for failure of any one or more of the conditions precedent to Seller's obligations, or upon breach of this Agreement by Buyer, the Deposit shall be delivered by the Escrow Agent to Seller, and Seller shall be entitled to retain the Deposit as agreed and liquidated damages

         B. Cash Payment at Closing $950,000 in cash or other immediately available funds which shall be paid at Closing.

         C. Common Stock. Buyer shall issue to Seller at Closing, pursuant to a Stock Issuance Agreement in a form reasonably satisfactory to Buyer, to be executed and delivered by Buyer to Seller at Closing, shares of unregistered and restricted common stock of VPH (the "Common Stock") with a fair market value on the Closing Date of $181,564. The "fair market value" of the Common Stock shall be determined by the closing price on the date prior to the Closing Date, as reported on NASDAQ.

         D. Promissory Note. Buyer shall execute and deliver to Seller at Closing a promissory note (the "Note") in the form of Exhibit "C" attached hereto in the principal amount of $250,000. The Note shall have a ten (10) year amortization schedule, shall be repaid with interest at the New York Prime Rate, shall mature five years after the Closing

Date with a balloon payment at the end of the term, and shall be payable monthly after closing. The Note shall be guaranteed by Vermont Pure Springs, Inc,. and shall be secured by a security interest in all of the Assets, subject only to prior liens and security interests of Buyers lender, Chittenden Bank, and the Vermont Industrial Development Authority securing indebtedness financing Buyer's purchase of the Assets.

         The Purchase Price shall be allocated among the Assets by agreement of the parties at the Closing. The parties agree that $100,000 of the Purchase Price shall be allocated to vehicles and equipment.

                    III. EXCLUDED SECURITIES AND LIABILITIES

         The  securities  of  the  Seller  are  expressly   excluded  from  this
transaction. The Buyer shall not assume any liabilities or obligations of Seller, other than the Assumed Liabilities set forth in Exhibit A. In particular, but without limitation, the Buyer does not assume any liabilities of Seller for income taxes, for any liability or payable to Seller's pension or profit sharing plan, employment claims, or for any note payable to shareholders of Seller.

                IV. CONDUCT OF BUSINESS AND CONDITION OF PREMISES
                               PENDING SETTLEMENT

Prior to the Closing:

         A. The Business of Seller will be conducted only in the ordinary course, in accordance with all laws and regulations of the township, state, and federal governments, and Seller shall not violate the terms of any existing leases or contracts.

      B. Seller will continue to operate the business in the manner heretofore operated by Seller.
      C. Seller will maintain in effect its existing insurance on the Assets and the Business.
      D. VCT will use their reasonable efforts to preserve VCT's organization, to keep available the services of employees, and to preserve friendly relations with its customers and trade creditors. Seller shall make no representation or promises with employees about future employment, but Buyer will consider existing employees for resumption of duties as appropriate.

         E. In the event that prior to the date of Closing, the Assets shall be totally or substantially lost or damaged by fire or any other casualty, the Buyer shall have the option to terminate this Agreement or waive the diminution in value and close under this Agreement buying the Assets "as is", in which latter event it shall be entitled to treat the proceeds of any insurance paid to Seller by reason of such loss or damage (excepting insurance for lost profits,
                                        3
if any), as a payment on the Purchase Price or the Buyer shall have the right to all insurance proceeds to apply the funds to repair and/or to reconstruct the Assets.

                                   V. CLOSING

A. The closing of the transactions contemplated hereby shall take place on January 5, 1998 at 10:00 a.m. (the "Closing Date") at the offices of Dinse, Knapp & McAndrew, P.C., 209 Battery Street, Burlington, Vermont 05401.

                  B.       Time shall be of the essence of this Agreement.

                  C. Any closing adjustments shall be apportioned pro rata as of the Closing Date.

                  D. At the Closing, Seller shall deliver each of the following in proper form:

                           1. The bill of sale required by Section I.C. of this Agreement.

                           2. Certificates of Title to any motor vehicles included in the Assets, endorsed to Buyer.

                           3. The opinion of Seller's counsel required by Section VIII.C.

                           4. An executed Assignment and Assumption Agreement with respect to the Lease.

                           5. Authorizing Resolutions of Seller's Board of Directors and Shareholder, certified by the Secretary of Seller, approving this Agreement and the transactions contemplated hereby.

                           6. The executed Non-competition and Consulting Agreement in the form of Exhibit B.

                  E. At the Closing, Buyer shall deliver each of the following in proper form:

                    1. The Deposit.

                    2. The cash portion of the Purchase Price required by
                       Section II.B.

                    3. The Note, together with the guaranty of Vermont Pure
                       Springs, Inc.

                    4. An executed security agreement and executed financing
                       statements as necessary to perfect a security interest in favor of Seller, securing the Note.

                           5. The Common Stock, together with the execute Stock Issuance Agreement.

                           6. The opinion of Buyer's counsel, as required by Section IX.C.

                           7. Authorizing resolutions of Buyer's Board of Directors, certified by the Secretary of Buyer, approving this Agreement, the Note, the Stock Issuance Agreement, and the transactions contemplated hereby and thereby.

                           8. The executed assumption agreement with respect to the Assumed Liabilities, and evidence of payment of the accounts payable included in the Assumed Liabilities.

                           9. The executed assignment and Assumption Agreement with respect to the Lease.

                           10. The executed Non-Competition and Consulting Agreement in the form of Exhibit B.

                             VI. SELLER'S WARRANTIES

A. The Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date, that:

                  1. The Seller is a corporation duly organized and existing in good standing under the laws of the State of Vermont, with the corporate power to own its assets and carry on its business as is now being conducted.

                  2. Seller has good and marketable title and the right of sole possession and control of the Assets being sold pursuant to this Agreement, and the Assets at the time of Closing will not be subject to any mortgages, pledges, liens, encumbrances, security interest, or charges, except as permitted by
Section I.C.

B. The Seller represents that to the best of the Seller's knowledge, after reasonable inquiry:

                  1. The Seller is in substantial compliance with all applicable laws, ordinances, rules, regulations, and requirements of all governmental authorities having jurisdiction thereof, and that Seller has substantially complied with all laws, municipal ordinances, and regulations of all governmental authorities having jurisdiction thereof.

                  2. There are no actions, suits, or proceedings pending or threatened against

Sellers, either at law or in equity, brought by any federal, state, or municipal
or   other   governmental   agency,   department,   board,   bureau,   or  other
instrumentality.

                  3. All federal, state, and local tax returns required to be filed have been filed, all deficiencies proposed have either been paid or settled or are included in an account for accrued taxes; all withholding, unemployment, social security, excise interest have been paid or will be paid by Seller after Settlement from funds set aside at Settlement.

                  4. Seller has provided to Buyer copies of its federal income tax returns and related schedules for the years 1994, 1995, and 1996, and its internally prepared profit/loss and balance sheets for the periods ending August 31, 1997 and October 31 1997. All such financial information is accurate and in accordance with the books and records of the Company, and fairly represents the financial condition, assets and liabilities of the Company for the periods, and as of the dates indicated.

                  5. Neither Seller nor its sole shareholder has made any agreement or taken any action which might cause anyone to become entitled to a broker's fee or commission.

         C. If Seller obtains any knowledge or information between the date hereof and Closing, Making or indicating that any of the aforesaid warranties or representations are no longer true, or indication that any of the representations and conditions set forth in this Section VI hereof are not true and cannot be made true by the Seller by the time of Closing, or will no longer be true as of the date of Closing, Seller will promptly notify Buyer of such change in circumstances.

                                       VII. BUYER'S WARRANTIES

         The Buyer represents and warrants to Seller as of the date of this Agreement and the Closing Date that:

         A. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Delaware with the full corporate power and authority to own its assets, carry on its business as is now being conducted, and to consummate the transactions contemplated by this Agreement.

         B. This Agreement has been, and each and every other agreement and document to be executed, delivered and performed by Buyer pursuant hereto, including the Note, the Stock Issuance Agreement, and the other documents to be delivered by Buyer at Closing, when executed and delivered by Buyer, will have been duly authorized, executed and delivered by Buyer, and constitutes, or, when executed and delivered by Buyer will constitute, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms.

               VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         All obligations of the Buyer under this Agreement are subject to fulfillment, prior to or at Closing, of each of the following conditions:


         A. Representation and Warranties. The representations and warranties of Seller contained in this Agreement being true at the time of Closing as though such representations and warrantees were made at such time.

         B. Compliance With Agreement. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by, prior to, or at, closing.

         C. Opinion of Counsel. Seller shall have delivered to Buyer, in form and content satisfactory to Buyer's counsel, an opinion of its counsel issued to Buyer to the effect that:

                  (i) Seller has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Vermont;

                  (ii) This transaction and its terms do not violate any provisions of Seller's Articles of Incorporation or Bylaws;

                  (iii) Seller has taken all shareholder, director and other actions necessary to authorize the transactions contemplated by the parties hereto;

                  (iv) Seller has the authority to carry on the business presently being conducted by Company;

                  (v) Seller has full power and authority to sell, assign and transfer the Assets sold pursuant to this Agreement.

         E. Seller's Shareholder Approval. Seller shall have obtained the necessary Shareholder approval for this transaction.

         F. Non-Compete and Consulting Agreement. Buyer and Ms. Amy Berger shall execute and deliver at Closing the Consulting and Non-Compete Agreement attached as Exhibit "B".

                IX. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         All obligations of the Seller under this Agreement are subject to fulfillment, prior to or at Closing, of each of the following conditions:


         A. Representation and Warranties. The representations and warranties of Buyer contained in this Agreement being true at the time of Closing as though such representations and warrantees were made at such time.

         B. Compliance With Agreement. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by, prior to, or at, Closing.

         C. Opinion of Counsel. Buyer shall have delivered to Seller, in form and content satisfactory to Buyer's counsel, an opinion of its counsel issued to Seller to the effect that:

                  (1) Buyer has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Delaware;

                  (ii) This transaction and performance of its terms do not violate any provisions of Seller's Articles of Incorporation or Bylaws or any contract or agreement to which the Buyer is a party or by which it is bound;

                  (iii) Buyer has taken-.all corporate actions necessary to authorize the transactions contemplated by the parties hereto.

         D. Buyer shall have delivered all of the matters required to be delivered by Buyer under Section V.E of this Agreement.

                  X. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

         A. Seller and its directors, shall not, during the term of this Agreement or at any time for a period of five (5) years following closing, unless authorized to do so in writing by the Buyer, directly or indirectly disclose or permit to be known to, or used for the benefit of, any person, corporation, or other entity (outside of the employ of the Company), or itself, any confidential information. For the purposes of this Section, the term confidential information shall include, but not be limited to, confidential or proprietary knowledge or information with respect to the conduct or details of the Seller's business including, but not limited to, lists of customers of the
         Buyer's business, pricing strategies, or marketing methods. Confidential information does not include matters which are generally known outside of the Buyer, public knowledge or in the public domain.

         B. All confidential information described in this Section shall be the exclusive property of the Buyer.

         C. The provisions of this Section shall survive the closing and shall continue for a period of five (5) years.



                            XI. RESTRICTIVE COVENANT

         In order to protect the Buyer in its full beneficial use and enjoyment of the goodwill, assets, business relationships, marketing techniques and other know-how acquired as a result of this Agreement, for a period of five (5) years after the closing of this Agreement, Seller, including its officers and directors, will not, within the United States of America, directly or indirectly compete with the Buyer in the home/office distribution of distilled water, spring or carbonated water, or coffee/tea products and will not either:

                  (i) solicit any persons or entities known to be customers of the Buyer to purchase any of the aforementioned products; or

                  (ii) solicit or induce any employee of the buyer to leave such employment to take a position with Seller or with any company for which any officer or director then works.

                               XII. GOVERNING LAW

  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Vermont.


                       XIII. TERMS TO SURVIVE: SEVERABILITY

         The terms of this Agreement, including but not limited to the warranties, representations and covenants made by the parties hereto, shall survive for a period of one (1) year from the Closing Date. In the event that any term or provision hereof or the application thereof to persons or circumstances shall to any extent be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby and each term or provision hereof shall be valid and enforced to the fullest extent permitted by law.

                              XIV. ENTIRE AGREEMENT

         This  Agreement,  including the Preambles,  and any other  documents or exhibit incorporated herein by reference sets forth the entire understanding of the parties. It shall not be changed or terminated orally. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together, shall constitute one and the same document.

                                   XV. NOTICE
                                        9

                    Notices required under this  Agreement  shall be in writing,
                            sent  by  certified   mail  and   facsimile  to  the
                            representatives of the parties as follows:

                   Vermont Pure Holdings, Ltd.
                    Route 66
                    Randolph Center, VT 005061
                    Att.: Timothy G. Fallon
                    Facsimile (802) 728-4814

With copy to:       Kevin F. Berry, Esquire Ledgewood Law Firm
 1521 Locust Street Philadelphia, PA 19102 Facsimile (215)-735-2513

                    To Seller: Vermont Coffee Time, Inc.
                    Att..  Amy Berger, President
                    4 Maeck Farm rd.. Shelburne, Vermont 05482

IN WITNESS whereof, the parties hereto have executed this Agreement as of the day, month and year first above written.

WITNESS                         VERMONT PURE HOLDINGS, LTD.
                  By: /S/Timothy G. Fallon
                  Name: Timothy G. Fallon
                  Title: President and CEO

WITNESS                       VERMONT COFFEE TIME, INC.
                  By: /S/Amy Berger
                  Name: Amy Berger
                  Title: President

                      Exhibit A to Asset Purchase Agreement
                         Schedule of Assumed Liabilities


         For purposes of this Agreement, the term "Assumed Liabilities" shall mean and include (i) all liabilities and obligations of Seller reflected on the Balance Sheet of Seller as of October 31, 1997 (the "Balance Sheet') , attached hereto as Schedule A-1, except the liability identified on the Balance Sheet as "Note Payable to Amy Berger", and (ii) all unpaid liabilities and obligations of Seller incurred in its operations in the ordinary course of business from October 31, 1997 to the Closing Date which would appear as current liabilities on a balance sheet prepared in accordance with generally accepted accounting principles, consistently applied.


Date                                              Vermont Coffee Time, Inc.
Oct 31, 1997                                            Balance Sheet
                                                      For All Locations
                                                    As of October 31,1997

                                                                     Current                      Last
                                                                        Year                      Year
LIABILITIES AND EQUITY
Taxes Payable
Sales Tax                                                                  0.00                  1,023.64

Total Taxes Payable                                                        0.00                  1,023.64


OTHER PAYABLES
Cooler Deposit Liability - Adjust                                        (30.00)                     0.00
Cafeteria/Healthcare #47                                               1,105.98                     14.00
Accounts Payable                                                     103,285.55                      0.00
Bottle Depostis payable                                               46,648.00                 51,041.47
Bottle Deposits payable - Adjust                                      (5,191.39)                     0.00

Total Other Payables                                                 145,818.14                 51,055.47

Notes Payable
Chittenden Bank Van  (538.23)                                         11,313.05                 16,468.31
Chittenden Bank Van  (494.21)                                         10,805.71                 15,459.88
Chittenden Bank  (887.42)                                             27,499.33                      0.00
Chittenden Bank Line of Credit                                             0.00                  1,934.91
Ford Credit  (528.48)                                                  2,597.54                  8,536.35
Chittenden Bank  (577.13)                                              6,888.35                 12,609.98
N/P Amy Berger                                                       158,230.56                162,688.44
Ebco Finance  (130.85)                                                   720.25                      0.00
Ebco Finance  (476.79)                                                 4,409.22                      0.00
Ebco Finance  (399.32)                                                 4,059.14                      0.00
Ebco Finance  (401.65)                                                 4,451.32                      0.00
Ebco Finance  (419.91)                                                     0.00                    801.39
Ebco Finance  (225.35)                                                     0.00                    636.70
Ebco Finance  (938.95)                                                     0.00                  9,519.27
Ebco Finance  (212.93)                                                   781.35                      0.00
Ebco Finance  (212.93)                                                   976.70                      0.00
Ebco Finance  (191.73)                                                   876.50                      0.00

Total Notes Payable                                                  233,612.02                228,736.23

Equity
Retained Earnings                                                   (200,386.17)              (167,356.83)
Common Stock                                                         138,163.32                138,163.32



                    Exhibit C to Purchase and Sale Agreement



                                 PROMISSORY NOTE


$250,000                                                    January _, 1998


         FOR VALUE RECEIVED, Vermont Pure Holdings, Ltd. (the "Borrower") hereby promises to pay to the order of Vermont Coffee Time, Inc. (the "Lender"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Loan"), together with interest on the unpaid principal balance payable at the rate and in the manner specified herein.


         1 . Interest Rate. Commencing on the date hereof, interest shall accrue on the unpaid principal balance of the Loan outstanding from time to time at a fixed rate of [the New York Prime Rate on the date of the Note].

         2. Interest Calculation. The interest required to be paid pursuant to this Note shall be computed daily on the basis of 360 days per year for the actual number of days elapsed on the actual outstanding balance.

                  3. Principal and Interest Payments. The Borrower shall repay this Note in consecutive installments of principal and interest in the amount of $ per month beginning 199 and payable on the same day of each month thereafter. [Monthly payments based on 10 year amortization schedule]

         4. Term; Maturity Date. Unless earlier payable in accordance with the terms of this Note, the entire unpaid principal balance of the Loan and all accrued and unpaid interest thereon (including interest on accrued interest as described in paragraph 3 above) shall be due and payable in full on [date five years after note date].

         5. Method and Place of Payment. All payments of principal and interest shall be payable in lawful money of the United States of America to the Lender at [specify place and address for payment] or at such other place as the Lender may designate in writing to the

Borrower.

         6. Prepayment. The Borrower shall have the right to prepay all or any portion of the outstanding principal balance of this Note without prepayment premium

         7. Late Charge The Borrower shall pay to the Lender a late charge of five percent (5 %) of any payment not received by the Lender within fifteen (15) days after such payment is due. Charges will be assessed on day sixteen (16).

         8. Default: Acceleration: At the option of the Lender, this Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default or other indulgence, upon the occurrence at any time of any one or more of the following events: (I) default, in making any payment of principal, interest, or any other charges due hereunder; and (ii) any other violation, breach, or default of or under this Note, and continuing uncured beyond the applicable grace period, or, if no grace period is specified, beyond 30 days from the date the Lender gives written notice to the Borrower specifying the breach, violation, or default.

         9. Remedies Upon Default: Upon any default by the Borrower, the Lender may pursue any and all remedies provided at law, and in equity, including but not limited to pursuing the Lenders' rights in any collateral which secures this note. The Lender's remedies set forth above are not exclusive of any other available remedy or remedies, but each remedy shall be cumulative and shall be in addition to any other remedy given in this Note. The exercise of any remedy or remedies shall not be an election of remedies. The remedies and rights of the Lender may be exercised concurrently, alone, in any combination, or in any order that the Lender deems appropriate.

         10. Obligations Joint and Several: If there is more than one maker of this Note, the obligations of each maker shall be joint and several.


         11. Payment of Costs of Collection: The Borrower further agrees that if this Note is placed in the hands of an attorney for collection, or if this debt or any part thereof is collected by any attorney or by legal proceedings of any kind, reasonable attorneys' fees and all costs and expenses incident upon such collection shall be added to the amount due upon this Note and be collectible as a part hereof.


         12. Security: This Note, and the interest and all other indebtedness evidenced by this Note, are secured by a security interest in certain assets under a Security Agreement of even date from Borrower to Lender.

         13. Governing Law: This Note is to be governed by and construed in accordance with the laws of the State of Vermont.

IN THE PRESENCE OF THE FOLLOWING WITNESSES:


    (witness only)



                                   "BORROWER"

                                       By:
                                                  Its:Duly Authorized Agent








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